UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 19, 2017

Tesla, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

On June 19, 2017, Tesla, Inc. (the “Company”) and its subsidiary Tesla Motors Netherlands B.V. (“Tesla B.V.” and together with the Company, collectively, the “Borrowers”), entered into the Sixth Amendment (the “Credit Agreement Amendment”) to the ABL Credit Agreement, dated as of June 10, 2015 (as amended, modified or supplemented, the “Credit Agreement”), among the Borrowers, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the other agents party thereto.  The Credit Agreement Amendment increased the revolving commitments under the Credit Agreement by $625 million, thereby increasing the total revolving commitments from $1.2 billion to $1.825 billion, and also amended the Credit Agreement to permit the Borrowers to obtain up to $175 million of additional incremental commitments for potential total revolving commitments of up to $2.0 billion, subject to the terms and conditions of the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja Title: Chief Financial Officer

Date:  June 23, 2017